Exhibit 5.2

April 8, 2016

SS&C Technologies Holdings, Inc.

80 Lamberton Road

Windsor, CT 06095

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Hub Data Incorporated, a Massachusetts corporation (the “Massachusetts Obligor”) in connection with that certain Form S-4 Registration Statement for SS&C Technologies Holdings, Inc. to be filed on the date of this opinion letter (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”).

For the purpose of this opinion, we have examined the following:

1. an executed copy of that certain Indenture dated as of July 8, 2015, among SS&C Technologies Holdings, Inc. (“Holdings”), the Guarantors party thereto (including the Massachusetts Obligor) and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “Indenture”);

2. a copy of the Articles of Organization of the Massachusetts Obligor certified by the Secretary of State of The Commonwealth of Massachusetts on July 8, 2015 (together with the By-Laws of the Massachusetts Obligor) by an officer of the Massachusetts Obligor as being complete and correct and in full force and effect;

3. a copy of a certificate dated April 7, 2016, of the Secretary of State of The Commonwealth of Massachusetts as to the legal existence and good standing of the Massachusetts Obligor in The Commonwealth of Massachusetts as of such date (the “Good Standing Certificate”);

4. a copy of a certificate of the Secretary of the Massachusetts Obligor dated as of July 8, 2015, as to certain resolutions, the incumbency of officers and other matters related to the Indenture (the “Secretary’s Certificate”);

5. a copy of the Articles of Organization of the Massachusetts Obligor certified by the Secretary of State of The Commonwealth of Massachusetts on February 16, 2016 (together with the By-Laws of the Massachusetts Obligor) by an officer of the Massachusetts Obligor as being complete and correct and in full force and effect as of April 8, 2016 (the “Certified Organizational Documents”);

6. a copy of a certificate of the Secretary of the Massachusetts Obligor dated April 8, 2016, as to certain resolutions, the incumbency of officers and other matters related to the Indenture (the “Second Secretary’s Certificate”); and

7. a copy of the certificate of an officer of the Massachusetts Obligor dated April 8, 2016, authorizing our reliance on the Secretary’s Certificate and Second Secretary’s Certificate, as well as other matters (the “Bringdown Certificate” and collectively with the Secretary’s Certificate, the “Officer’s Certificate”).

Except as expressly set forth herein, we have not reviewed any of the corporate or other records of the Massachusetts Obligor.

In rendering this opinion we have assumed, without having made any independent investigation of the facts, the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of the Indenture and the Officer’s Certificate, the authenticity of the Indenture and the Officer’s Certificate and the conformity to an authentic original of the Indenture and the Officer’s Certificate submitted to us as copies (including telecopies and pdf’s). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the Indenture and the Officer’s Certificate, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Indenture, the Officer’s Certificate and the other documents listed above. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinions set forth below are also subject to the following further qualifications, exceptions, assumptions and limitations:

I. We express no opinion as to: (a) the applicability (and, if applicable, the effect) of the Massachusetts Fraudulent Conveyance Act, Section 548 of the United States Bankruptcy Code or any other federal or state fraudulent conveyance or transfer laws, to, or on, the Indenture and the transactions contemplated thereby; (b) the applicability (and, if applicable, the effect) of any federal or state securities law or regulations; (c) the enforceability of any provision of the Indenture whereby a party purports to waive any rights guaranteed by the Constitution of the United States, or by the Constitution of The Commonwealth of Massachusetts; (d) the enforceability of any provision authorizing a creditor to take possession or sell property prior to any notice and/or hearing; (e) the enforceability of any provision stating that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of such right or remedy; (f) the enforceability of any provision appointing a party as an attorney-in fact for an adverse party; (g) the creation, perfection or priority of any security interest; (h) whether any specific provision contained in the Indenture may be unenforceable by reason of being contrary to principles of public policy; and (i) the enforceability of any provision concerning choice of law.

II. We have assumed that the execution, delivery and performance by the Massachusetts Obligor of the Indenture (i) does not require any authorization, approval or consent of, or filings or registrations with, any governmental or regulatory authority or agency outside of The Commonwealth of Massachusetts, except for authorizations, consents, approvals that have already been obtained or filings that have already been made and that remain in effect, and (ii) does not contravene or constitute a breach of or default under any applicable provision of the laws of any jurisdiction other than The Commonwealth of Massachusetts, any applicable regulation thereunder or under any agreement, judgment, injunction, order, decree or other instrument (other than the Certified Organizational Documents) binding upon it.

III. We have assumed that the Indenture constitutes a legal, valid, binding and enforceable obligation of the Massachusetts Obligor under the laws of the State of New York.

IV. This opinion is limited to the legal matters explicitly addressed herein and does not extend, by implication or otherwise, to any other matter. Without limiting the generality of the foregoing, the opinions expressed herein do not in any event, whether implicitly or by express reference to applicable laws or similar general reference, cover the application or impact of any state or federal anti-trust, health care, tax laws, rules or regulations, or the applicability of or compliance with zoning by-laws, subdivision control laws or environmental laws (including, in each instance, any laws, rules or regulations relating to the development, construction and/or operation of real property and improvements thereto) or any other laws, rules or regulations which are of a land-use, environmental or similar nature.

V. We express no opinion as to compliance with any laws concerning usury or permissible rates of interest and other charges under the Indenture.

VI. Our opinion set forth in paragraph 1 as to the valid existence and good standing of the Massachusetts Obligor is based solely upon the Good Standing Certificate and our opinion in paragraph 1 is rendered as of the date of such certificate. We express no opinion as to the tax good standing of the Massachusetts Obligor in any jurisdiction.

We call your attention to the fact that we express no opinion other than as to the laws of The Commonwealth of Massachusetts.

Upon the basis of the foregoing and subject to the qualifications, exceptions, assumptions and limitations hereinafter expressed, we are of the opinion that:

1. The Massachusetts Obligor is a corporation validly existing and in good standing under the corporate laws of The Commonwealth of Massachusetts.

2. The Massachusetts Obligor has the requisite corporate power and authority to guarantee the New Notes (as defined in the Registration Statement) pursuant to the Indenture.

3. The execution and delivery of the Indenture and the performance of the guarantee of the New Notes by the Massachusetts Obligor has been authorized by all necessary corporate action by the Massachusetts Obligor.

4. The execution and delivery by the Massachusetts Obligor of the Indenture and the performance by the Massachusetts Obligor of its guaranty obligations thereunder does not violate (a) the Certified Organizational Documents or (b) any law, rule or regulation of The Commonwealth of Massachusetts that in our experience is normally applicable to general business entities like the Massachusetts Obligor in relation to transactions of the type contemplated by the Indenture.

5. No approval by any Massachusetts governmental agency or authority having jurisdiction over the Massachusetts Obligor was required for the execution and delivery by the Massachusetts Obligor of the Indenture or the performance of its obligations thereunder.

We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied nor may any be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change after the date hereof, pertaining to any matter referred to herein. Subject to the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Davis Polk & Wardwell LLP may rely on this opinion for the sole purpose of rendering its opinion letter to Holdings, as filed with the Commission as Exhibit 5.1 to the Registration Statement. We consent to the filing of this opinion letter as an Exhibit to the Registration Statement. Except as expressly provided herein, this opinion may not be relied upon by any person or in any other context, and may not be furnished to any other person or entity without our prior written consent.

Very truly yours,

/s/ MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.